                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary proxy statement        |_|      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive proxy statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              PURCHASEPRO.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing proxy statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         |X|      No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

--------------------------------------------------------------------------------
         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  1)       Amount previously paid:
--------------------------------------------------------------------------------

                  2)       Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------

                  3)       Filing Party:
--------------------------------------------------------------------------------

                  4)       Date Filed:
--------------------------------------------------------------------------------

                               [PURCHASEPRO LOGO]




                              PURCHASEPRO.COM, INC.
                            7710 WEST CHEYENNE AVENUE
                               LAS VEGAS, NV 89129
                                 (702) 316-7000


                                 January 4, 2002


Dear stockholder:

You are cordially invited to attend the 2001 annual meeting of stockholders of PurchasePro which will be held on February 11, 2002, at 9:00 a.m. (Pacific
Time), at the Corporate Headquarters of PurchasePro, 7710 West Cheyenne Avenue, Las Vegas, NV 89129.

After reading the enclosed proxy statement, please mark, date, sign and return, at your earliest convenience, the enclosed form of proxy in the prepaid envelope to ensure that your shares will be represented, or vote by telephone or by using the Internet in accordance with the instructions on the enclosed form of proxy. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY (OR VOTE BY TELEPHONE OR BY USING THE INTERNET) OR ATTEND THE 2001 ANNUAL MEETING IN PERSON.

The board of directors and management look forward to seeing you at the meeting.

                                Sincerely yours,


                                /s/ Richard L. Clemmer
                                -----------------------
                                Richard L. Clemmer
                                Chief Executive Officer

                              PURCHASEPRO.COM, INC.





                       2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 11, 2002





To the stockholders of PurchasePro.com, Inc.:

         The 2001 annual meeting of stockholders of PurchasePro.com, Inc., a Nevada corporation (the "Company"), will be held at the Company's Corporate Headquarters, 7710 West Cheyenne Avenue, Las Vegas, NV 89129, on February 11, 2002, at 9:00 a.m. (Pacific Time), for the following purposes:

1. To elect two (2) Class II member of the board of directors. Management has nominated the following persons for election at the meeting:
W. Donald Bell and James T. Schraith;

2. To ratify the selection of Grant Thornton LLP as independent accountants for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record as of the close of business on January 18, 2002, are entitled to notice of and to vote at the 2001 annual meeting and any adjournment or postponement of the meeting. A complete list of record holders entitled to vote will be available at the Secretary's office, 7710 West Cheyenne Avenue, Las Vegas, NV 89129, for ten days before the meeting.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience, or vote by telephone or by using the Internet. Voting instructions are included with your proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the 2001 annual meeting. If you attend the 2001 annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the 2001 annual meeting will be counted.

                                     By Order of the board of directors.

                                     /s/ Scott E. Wiegand
                                     --------------------
                                     Scott E. Wiegand
                                     Secretary



January 4, 2002

                              PURCHASEPRO.COM, INC.




                                 PROXY STATEMENT



                 INFORMATION CONCERNING SOLICITATION AND VOTING

         This proxy statement is furnished in connection with the solicitation by our board of directors of proxies to be used at the 2001 annual meeting of stockholders to be held at the Company's Corporate Headquarters, 7710 West Cheyenne Avenue, Las Vegas, NV 89129, on February 11, 2002, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy are being mailed to our stockholders on or about January 23, 2002.

         The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the 2001 annual meeting. A proxy may be revoked at any time before it is exercised by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the 2001 annual meeting. On the matters coming before the 2001 annual meeting for which a choice has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified, the proxy will be voted FOR the election of the directors proposed by the board of directors unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the notice of 2001 annual meeting and proxy statement. In addition, the proxy solicited by the board of directors for the 2001 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD AND FOR PROPOSAL 2.

         Stockholders of record at the close of business on January 18, 2002, are entitled to notice of and to vote at the 2001 annual meeting. As of the close of business on December 19, 2001, we had approximately 73,889,551 shares of common stock outstanding and entitled to vote. Such shares were held by approximately 420 stockholders of record. Each holder of common stock of record on January 18, 2002 is entitled to one vote for each share held as of the record date.

         Any disabled stockholder or stockholder's representative may request reasonable assistance or accommodation from us in connection with the 2001 annual meeting by contacting us at PurchasePro.com, Inc., Investor Relations, 7710 West Cheyenne Avenue, Las Vegas, NV 89129, (702) 316-7000. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by February 4, 2002.

         A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the meeting. If, by the time scheduled for the meeting, a quorum of our stockholders is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any of the proposals for which sufficient votes have not been received.

         In the election of directors, the two (2) nominees receiving the highest number of votes will be elected. Under our Articles of Incorporation, holders of common stock are entitled to as many votes as equal the number of their shares of common stock multiplied by the number of directors to be elected, and they may cast all of their votes for a single nominee or may distribute their votes among any two or more nominees as they see fit. However, because the Class II directors are the only nominees before the stockholders, at the 2001 annual meeting, holders of common stock will vote for the nominees based on one vote per share per nominee.

         Proposal 2 requires the affirmative vote of a majority of our shares present or represented. Abstentions will be treated as shares present or represented and entitled to vote in determining if a quorum is present. If shares are not voted by the broker who is the record holder of such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will not be deemed to be present or represented for purposes of determining whether stockholder approval has been obtained for the election of directors and will be disregarded in deciding whether Proposal 2 is approved.

         The expense of printing and mailing proxy materials will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock. We have retained McKenzie Partners, Inc. to assist in the solicitation of proxies at a cost of approximately $198,000.

                                    IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE 2001 ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE 2001 ANNUAL MEETING. YOU MAY ALSO VOTE BY TELEPHONE OR BY USING THE INTERNET.

                                   PROPOSAL 1

                    PROPOSAL TO ELECT TWO CLASS II DIRECTORS

         We have three classes of directors serving staggered three-year terms. Class I and Class II each consist of two directors and Class III consists of three directors. Two Class II directors are to be elected at the 2001 annual meeting for a term of three years expiring at the 2001 annual meeting in 2004 or until each such director's successor shall have been elected and qualified. Under our Articles of Incorporation, holders of common stock are entitled to as many votes as equal the number of their shares of common stock multiplied by the number of directors to be elected, and they may cast all of their votes for a single nominee or may distribute the votes among the nominees to be voted for, any two or more of them, as they see fit. However, because the Class II directors are the only nominees before the stockholders, at the 2001 annual meeting, holders of common stock will vote for the nominees based on one vote per share per nominee. The other directors of the Company will continue in office for their existing terms, which expire in 2002 and 2003 for Class III and Class I directors, respectively.

         The board has nominated Mssrs. Bell and Schraith as its nominees to stand for election as Class II directors at the 2001 annual meeting. Currently one Class III director's seat and one Class I director's seat remain vacant. Pursuant to the our Bylaws, these vacancies will be filled by a majority vote of the board of directors at the time that acceptable candidates are identified by the board of directors. Only directors that will serve as members of the class of directors whose term expires at the 2001 annual meeting will be elected at the 2001 annual meeting, and proxies cannot be voted for a greater number of directors than two. The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the 2001 annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

         UNLESS AUTHORITY TO VOTE FOR DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF MR. BELL AND MR. SCHRAITH AS CLASS II DIRECTORS.

         Set forth below is information regarding the nominees for Class II directors and the continuing directors of Class III and Class I, including information furnished by them as to their age, principal occupations at present and for the past five years, certain directorships held by each and the year in which each became a director of the Company.

NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

         W. DONALD BELL has been a director of the Company since December 2001. Mr. Bell has been President, Chief Executive Officer and Chairman of the Board of Bell Microproducts, Inc., a publicly-traded corporation which markets and distributes semiconductor and computer products, since 1987. Prior to serving at Bell Microproducts, Inc., Mr. Bell served as President of Ducommun, Inc. and its subsidiary, Kierulff Electronics, Inc. as well as Electronic Arrays, Inc. He also held senior management positions at Texas Instruments Incorporated, American Microsystems, Inc. and other electronics companies. Mr. Bell is 64 years old.

         JAMES T. SCHRAITH has been a director of the Company since December 2001. Since October 1999, Mr. Schraith has served in various roles with Quantum Corporation, a storage solutions provider, including as a senior advisor to Quantum Technology Ventures, Chairman and Chief Executive Officer of Snap Appliances, Inc., a wholly-owned subsidiary of Quantum, and as Executive Vice President of Worldwide Sales & Corporate Marketing. From February 1998 to September 1999, Mr. Schraith was President and Chief Executive Officer of ShareWave, Inc., a developer of wireless networking products. From October 1996 to January 1998, Mr. Schraith was Vice President and General Manager of the North America Division of Compaq Computer. Previously, Mr. Schraith was Chief Executive Officer and a director of the Cerplex Group, Inc. From 1987 to 1995, Mr. Schraith was employed at AST Research, Inc., most recently serving as President, Chief Operating Officer and Director. Mr. Schraith also serves as a director of Semtech Corporation, SONICblue, Inc. and several private companies. Mr. Schraith is 44 years old.

CONTINUING DIRECTORS

CLASS III -- Directors Whose Terms Expire in 2002

         RICHARD TODD BRADLEY has served as a member of our board of directors since January 2001 and Chairman since May 2001. Since June 2001, he has served as Executive Vice President and Chief Operating Officer for Palm, Inc., a provider of mobile and wireless Internet solutions and handheld computers. From September 1998 to February 2001, Mr. Bradley worked at Gateway Corporation, a provider of computer products and services, where he served as executive vice president, global operations from March 2000 to February 2001, and as senior vice president and consumer and regional managing director Europe/Middle East/Africa from September 1998 to February 1999. Mr. Bradley served as president and chief executive officer, transport international pool for GE Capital Corporation, a provider of financial products and services, from January 1997 to September 1998. He also worked at The Dun & Bradstreet Corporation, a provider of business information, from September 1993 to January 1997. Mr. Bradley is 43 years old.

         RICHARD L. CLEMMER has served as a member of our board of directors since April 2001 as Vice Chairman, and has served as our Chief Executive Officer and President since June 2001. He also served as our Chief Financial Officer from May 2001 until September 2001. Prior to joining PurchasePro, Mr. Clemmer served as executive vice president and chief financial officer of Quantum Corp., a storage solutions provider, from August 1996 to May 2001. Prior to that Mr. Clemmer was at Texas Instruments for 23 years in various positions, with the most recent being Senior Vice President and Chief Finance Officer of the Semiconductor Group. Mr. Clemmer is 49 years old.

CLASS I -- Directors Whose Terms Expire in 2003

         MARTHA LAYNE COLLINS has served as a member of our board of directors since May 2000. Ms. Collins has served as an executive scholar in residence at Georgetown College since July 1998, and was director of the international business/management center at the University of Kentucky from June 1996 to July 1998. Ms. Collins also currently serves as a member of the board of directors of Eastman Kodak Company, a provider of consumer, professional, health and other imaging products and services, R.R. Donnelley & Sons Company, a provider of financial printing products and services, and the Bank of Louisville, a commercial bank. Ms. Collins is 65 years old.

BOARD COMMITTEES AND MEETINGS

         The board of directors held ten meetings during 2000. All directors then in office attended at least 75% of the aggregate number of meetings of the board and of the committees on which such directors serve during the periods of their respective board and committee memberships.

         The board of directors has appointed a Compensation Committee and an Audit Committee. The current members of the Compensation Committee are James
T. Schraith and W. Donald Bell. During 2000, the members of the Compensation Committee were John G. Chiles, David L. Fuente (until September 2000) and J. Terrance Lanni (until May 2000). The Compensation Committee did not hold any meetings during 2000, in large part because resignations reduced the number of members of the Compensation Committee to one director. The Compensation Committee's functions are to determine and supervise compensation to be paid to our officers and directors, and to review and approve employee benefit plans, including stock option and insurance plans. See "Report to Stockholders on Executive Compensation."

         The current members of the Audit Committee are James T. Schraith, W. Donald Bell and Martha Layne Collins, all of whom are independent under the Nasdaq rules. During 2000, the members of the Audit Committee were John G. Chiles, Michael D. O'Brien and J. Terrance Lanni (until May 31, 2000). The Audit Committee held three meetings during 2000. The Audit Committee's functions are to monitor the effectiveness of the audit effort, to supervise our financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit our books and accounts for the fiscal year for which they are appointed. The Audit Committee is governed by a written charter that was approved by the board of directors. A copy of this charter is included as Appendix A to this proxy statement.

         We do not have a standing nominating committee. Our board of directors performs the functions of such committee. Nominations by stockholders can be made only by complying with the our Bylaws and the notice provisions discussed below.

         Our Bylaws provide that nominations for a director may be made by stockholders provided that certain informational requirements concerning the identities of the nominating stockholder and the nominee are complied with in advance of the meeting. Specifically, the Bylaws provide that nominations for directors, other than those made by or on behalf of existing management, must be made in writing and mailed or delivered to the Secretary of the Company no less than one hundred twenty (120) calendar days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. Because the 2001 annual meeting is more than thirty (30) days later than the previous year's annual meeting, the Company invited stockholders to submit proposals in its Quarterly Report on Form 10-Q filed on November 14, 2001 and in its amended Quarterly Report on Form 10-Q filed on December 19, 2001. Such stockholder's notice to the Secretary of the Company must include the following information: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Bylaws provide that no person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedure.

DIRECTOR COMPENSATION

         We reimburse each member of our board of directors for out-of-pocket expenses incurred in connection with attending board meetings. Each non-employee member of our board currently receives $10,000 cash compensation per year for his or her service as a member of the board of directors. Under the 1999 Stock Plan of PurchasePro.com, Inc., non-employee directors also receive options to purchase 30,000 shares of common stock upon joining the board and 30,000 shares of common stock annually.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

         The board of directors has appointed the firm of Grant Thornton LLP to serve as the Company's auditors for the year ending December 31, 2001, and is asking the stockholders to ratify this appointment. For the year ending December 31, 2000, Andersen LLP served as the Company's auditors. The affirmative vote of a majority of the shares represented and voting at the 2001 annual meeting is required to ratify the selection of Grant Thornton LLP. Neither Grant Thornton LLP nor any of its members has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's auditor.

         In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board of directors believes that such a change would be in the best interests of the Company and its stockholders.

         A representative of Grant Thornton LLP is expected to be present at the 2001 annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. No representative of Andersen LLP is expected to be present at the 2001 annual meeting, and no representative of Andersen is expected to make a statement or be available to respond to questions.

AUDIT FEES

         The aggregate fees billed by Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Forms 10-Q for the 2000 fiscal year were $780,130.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Neither Andersen LLP nor Grant Thornton LLP provided professional services to us of the nature described in paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by Andersen LLP for professional services other than as stated under the caption "Audit Fees" above were $60,000. These fees were for services rendered in connection with the review our or Registration Statement on Form S-1, effective February 10, 2000. The audit committee of the board of directors considers the provision of these services to be compatible with maintaining the independence of Andersen LLP. No fees were paid to Grant Thornton LLP during the fiscal year ended December 31, 2000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On November 21, 2001 Andersen LLP notified the Company that Andersen resigned as the Company's independent certifying accountant, effective immediately.

         The reports of Andersen with respect to the Company for fiscal years 1999 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles.

         During fiscal years 1999 and 2000 and the subsequent interim period preceding the resignation of Andersen, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in its report on the financial statements for such years, except as follows:

         During Andersen's review of the Company's interim financial statements for the three-month period ending September 30, 2000, Andersen expressed disagreement with prior members of the Company's management regarding proposed recognition of revenue derived from reseller agreements between the Company and certain of its business partners. This issue was the subject of discussion between Andersen and the Company's Audit Committee and was resolved to Andersen's satisfaction.

         During fiscal years 1999 and 2000 and the subsequent interim period preceding the resignation of Andersen, there have been no reportable events (as defined by Item 304 of Regulation S-K), except as follows:

         Andersen has noted what they considered to be deficiencies in the design and operation of the Company's internal controls. These issues were the subject of discussions between Andersen and the Company's Audit Committee. Through the implementation of new internal control procedures and recent changes in management, the Company believes it has adequately addressed Andersen's concerns.

         The Company has provided Andersen with a copy of the foregoing disclosures and has requested that Andersen furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements presented above. A copy of Andersen's response letter, dated November 29, 2001, was previously filed as Exhibit 16.1 to a Form 8-K filed on November 29, 2001.

         On December 17, 2001, the Company engaged Grant Thornton LLP as the Company's independent public accountants. The Company's Board of Directors, upon recommendation of its Audit Committee, approved the engagement of Grant Thornton. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Grant Thornton, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

AUDIT COMMITTEE REPORT ON INDEPENDENT AUDITORS

         The following is the report delivered by the 2001 Audit Committee of the Company's board of directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for fiscal year 2000.

         In accordance with its written charter adopted by the board of directors, the Audit Committee of the board assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

         In discharging its oversight responsibility as to the audit process, the 2001 Audit Committee obtained from the independent auditors, Andersen LLP, written disclosures and a letter describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence.

         The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

         The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000 with management and the independent auditors.

         Based on the above, the Committee recommended to the board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                       2001 AUDIT COMMITTEE
                       John G. Chiles (resigned effective November 8, 2001) Michael D. O'Brien (resigned effective December 6, 2001)

                                  OTHER MATTERS

         The Company knows of no other matters that will be presented for consideration at the 2001 annual meeting. If any other matters properly come before the 2001 annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of December 19, 2001 by:

o each person or group of affiliated persons who is known by us to own beneficially more than 5% of our common stock;

o        each of our directors and nominees for director;

o        our Named Executive Officers (as defined herein); and

o         all of our directors and executive officers as a group.

         Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. The column titled "Number of Shares Underlying Options" lists shares of common stock subject to stock options which were exercisable or will become exercisable within 60 days after December 19, 2001. These shares underlying options are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The column titled "Percent of Class of Class Owned" assumes a number of outstanding shares of our common stock as of December 19, 2001 of 78,714,551 shares. The address for those persons for which an address is not otherwise indicated is: 7710 West Cheyenne Avenue, Las Vegas, Nevada 89129.


                                                             NUMBER OF SHARES       NUMBER OF SHARES       PERCENT
                                                               BENEFICIALLY            UNDERLYING          OF CLASS
                                                                   OWNED               OPTIONS AND          OWNED
BENEFICIAL OWNER                                                                        WARRANTS
----------------                                             -----------------     -----------------    --------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS

Richard L. Clemmer                                                  135,000               750,000              1.1%
Richard T. Bradley                                                       --                30,000              *
Martha Layne Collins                                                     --                60,000              *
W. Donald Bell                                                           --                30,000              *
James Schraith                                                       15,000                30,000              *
Richard T. Moskal                                                    25,000               105,000              *
Charles E. Johnson, Jr.                                           3,919,676                    --              4.98%
James P. Clough                                                          --               200,000              *
Robert G. Layne                                                          --                    --              *
J. Michael Kennedy                                                       --                85,000              *

All directors and executive officers as a group (10                 936,522               915,000              2.4%
persons) (1)

OTHER FIVE PERCENT STOCKHOLDERS

America Online, Inc. (2)                                          2,997,714             1,000,000              5.0%
Janus Capital Corporation (3)                                     5,461,064                    --              6.9%
T. Rowe Price Associates, Inc. (4)                                4,688,700                    --              6.0%
* Less than 1%.




(1)      Our Named Executive Officers for the 2000 fiscal year included Charles
         E. Johnson, Jr., James P. Clough, Robert G. Layne, Richard T. Moskal, and J. Michael Kennedy. None of the Named Executive Officers is a current executive officer of the company. Our current executive officers include Richard L. Clemmer, who also is a director and is listed in the beneficial ownership table, Mark L. Donachie, Christopher J. Benyo, Scott E. Wiegand and H. Matthew Yost. Mr. Benyo beneficially owns 456,551 shares of our common stock, Mr. Wiegand beneficially owns 143,850 shares of our common stock, and Mr. Yost beneficially owns 175,121 shares of our common stock. Mr. Benyo, Mr. Wiegand and Mr. Yost do not own any options to purchase our common stock. Mr. Donachie beneficially owns 11,000 shares of our common stock and owns options to purchase 150,000 shares of our common stock, vesting as follows: 10% are fully vested, 40% vest in September 2002, and 50% vest in September 2003.

(2) The stockholder's business address is 22000 America Online Way, Dulles, VA 20166. The number of shares shown as exercisable within 60 days assumes that all of the remaining shares available for vesting under the warrant issued to America Online will vest within 60 days of August 31, 2001. This assumption is in no way a representation by the Company that its performance will enable this to occur.

(3) The stockholder's business address is 100 Fillmore Street, Denver, Colorado 80206. Janus has sole voting and sole dispositive power over all of the shares listed. However, all of the shares listed are held by investment companies to which Janus furnishes investment advice. Accordingly, Janus disclaims beneficial ownership of all of the shares listed. The Company does not believe that Janus continues to hold such shares but has not been able to verify its belief.

(4) The stockholder's business address is 100 E. Pratt Street, Baltimore, Maryland 21202. T. Rowe Price has sole voting power over 741,600 of the shares listed and sole dispositive power over all of the shares listed. However, all of the shares listed are held by investment companies to which T. Rowe Price furnishes investment advice. Accordingly, T. Rowe Price disclaims beneficial ownership of all of the shares listed. The Company does not believe that Janus continues to hold such shares but has not been able to verify its belief.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

         The executive officers of the Company and their ages as of December 19, 2001 are as follows:


                 NAME                     AGE                POSITION
------------------------------------      ----   ---------------------------------------
Richard L. Clemmer..................       49    Chief Executive Officer and President
Mark L. Donachie....................       41    Chief Financial Officer
Christopher J. Benyo................       40    Senior Vice President, Sales and Marketing
Scott E. Wiegand....................       33    Senior Vice President, General Counsel and Secretary
H. Matthew Yost.....................       33    Senior Vice President, Corporate Development


         RICHARD L. CLEMMER has served as a member of our board of directors since April 2001, and has served as our Chief Executive Officer and President since May 2001. He also served as our Chief Financial Officer from May 2001 until September 2001. Prior to joining PurchasePro, Mr. Clemmer served as executive vice president and chief financial officer of Quantum Corp., a storage solutions provider, from August 1996 to May 2001. Prior to that Mr. Clemmer was at Texas Instruments for 23 years in various positions, with the most recent being Senior Vice President and Chief Finance Officer of the Semiconductor Group.

         MARK L. DONACHIE has served as our Chief Financial Officer since September 2001. From December 1992 through March 2001, Mr. Donachie served as Vice President of Finance and Administration for Sterling Commerce, a wholly-owned subsidiary of SBC Communications, Inc., a provider of e-business integration solutions.

         CHRISTOPHER J. BENYO has served as our Senior Vice President, responsible for various aspects of the Company's marketing, network development, product development and sales efforts, since March 2000. Prior to joining PurchasePro, Mr. Benyo was employed by BellSouth, a provider of telecommunications products and services, from July 1996 to March 2000, where he served as assistant vice president, strategic supplier relationships from August 1999 to March 2000. During his tenure at BellSouth, Mr. Benyo held various management positions, including general manager, field operations, director of product marketing, and director of field marketing. Mr. Benyo was employed by Cable and Wireless Communications Inc., a provider of telecommunications products and services, from 1992 to July 1996, where he served in various capacities, the most recent of which was as director of product marketing.

         SCOTT E. WIEGAND has served as our Senior Vice President and General Counsel since January 2001 and as our Secretary since March 2001. He also served as our Vice President and Associate General Counsel from July 2000 to January 2001 and as our Assistant Secretary from September 2000 to March 2001. Prior to joining PurchasePro, Mr. Wiegand was an associate with Dinsmore & Shohl LLP, a law firm, from May 1996 to July 2000. Mr. Wiegand earned his J.D. from Cornell Law School in 1993.

         H. MATTHEW YOST has served as our Senior Vice President, Corporate Development since February 2001. He also served as our Vice President, Strategic Development from January 2000 to February 2001. Before joining PurchasePro, Mr. Yost served in various capacities at Prudential Securities Inc. from July 1996 to January 2000, most recently serving as vice president of the Prudential Volpe Technology Group unit.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth summary information regarding the compensation received during the fiscal years ended December 31, 1998, 1999 and 2000 by our Chief Executive Officer as of December 31, 2000 and the four other most highly compensated executive officers as of such date whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). No executive officer who would have otherwise been included in such table on the basis of his or her salary and bonus earned for the 2000 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."


                                                       ANNUAL COMPENSATION          LONG-TERM COMPENSATION AWARDS
                                               -----------------------------------  ------------------------------
                                                                          OTHER
                                                                         ANNUAL      SECURITIES
                                                                      COMPENSATION   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY     BONUS         (1)         OPTIONS       COMPENSATION
-------------------------------           ----    ------     -----    ------------   -----------    --------------

Charles E. Johnson, Jr. (2)               2000      - -       - -            - -           - -           - -
Chairman of the Board and Chief           1999   $240,000     - -        $24,000       975,000           - -
Executive Officer                         1998   $236,461     - -            - -           - -           - -

James P. Clough (3)                       2000   $177,000     - -        $37,000       650,000           - -
Senior Executive Vice
President, Global Corporate
Development, Senior Executive
Vice President, Corporate
Operations and Development and
Chief Financial Officer

Robert G. Layne (4)                       2000   $167,653     - -            - -       100,000           - -
Executive Vice President                  1999   $105,875     - -            - -       300,000           - -
                                          1998   $ 72,850     - -            - -           - -           - -

Richard T. Moskal (5)                     2000   $166,100     - -        $18,000           - -           - -
Senior Vice President and                 1999   $150,410   $25,000          - -       225,000           - -
President of Hospitality
Purchasing Systems, Inc.

J. Michael Kennedy (6)                    2000   $156,949     - -            - -       450,000           - -
Chief Technical Officer and
Senior Vice President,
Operations



(1) Other than the Other Annual Compensation reported, any perquisites and other personal benefits paid to the Named Executive Officers were less than the minimum reporting thresholds.

(2) In July 1999, we entered into an employment agreement with Mr. Johnson that provides for an annual salary of $240,000. Mr. Johnson voluntarily elected not to be paid any salary for the 2000 Fiscal Year. We paid $16,000 and $8,000 for Mr. Johnson's automobile and life insurance, respectively, in the 2000 Fiscal Year. Mr. Johnson is no longer employed by us, and entered into a separation agreement in December 2001, further described in "Employment Agreements and Change in Control Agreements." We pay our current Chief Executive Officer, Richard L. Clemmer, who also serves as our President, an annual salary of $500,000 and a guaranteed annual bonus of $200,000.

(3) Mr. Clough joined PurchasePro in January 2000. We provided Mr. Clough with a $25,000 allowance for relocation expenses, and we paid $12,000 in automobile allowance payments in the 2000 Fiscal Year. Mr. Clough is no longer employed by us, and entered into a separation agreement in July 2001, further described in "Employment Agreements and Change in Control Agreements," pursuant to which 300,000 of the options listed above have been cancelled. We pay our current Chief Financial Officer, Mark Donachie, an annual base salary of $165,000.

(4) In January 1998, Mr. Johnson granted to Mr. Layne options to purchase 125,000 shares of Mr. Johnson's common stock at $0.50 per share. Mr. Layne exercised his option to acquire 125,000 shares from Mr. Johnson in June 1999. Mr. Layne is no longer employed by us, and entered into a separation agreement in December 2001, further described in "Employment Agreements and Change in Control Agreements." Allen R. Winder, who served as Mr. Layne's replacement as Executive Vice President, has resigned from his position as Executive Vice President of the Company on October 23, 2001.

(5) Mr. Moskal joined PurchasePro as Senior Vice President and as President of our subsidiary, Hospitality Purchasing Systems, Inc. doing business as Pro Purchasing Systems, in January 1999. Mr. Moskal received a signing bonus of $25,000 in the fiscal year ended December 31, 1999. He received $12,000 in housing allowance payments and $6,000 in automobile allowance payments in the 2000 Fiscal Year. Mr. Moskal remains with the Company, but due to our restructuring efforts after the 2000 Fiscal Year, he is no longer considered an executive officer.

(6) Mr. Kennedy joined PurchasePro in January 2000. Mr. Kennedy is no longer employed by us, and entered into a separation agreement in December 2001, further described in "Employment Agreements and Change in Control Agreements," pursuant to which 450,000 options listed above have been cancelled.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding options granted to the Named Executive Officers during the 2000 Fiscal Year.


                                             PERCENT OF
                                                TOTAL
                              NUMBER OF        OPTIONS
                              SECURITIES     GRANTED TO                                   POTENTIAL REALIZABLE VALUE
                              UNDERLYING      EMPLOYEES                                   AT ASSUMED ANNUAL RATES OF
                               OPTIONS        IN FISCAL      EXERCISE     EXPIRATION       STOCK PRICE APPRECIATION
                               GRANTED        YEAR (1)      PRICE (2)        DATE             FOR OPTION TERM (3)
                              ----------     ----------     ---------     ----------      ------------------------------
                                                                                               5%               10%
                                                                                          -------------    -------------
Charles E. Johnson, Jr...          --             --             --            --               --               --
James P. Clough..........       300,000(4)       2.78%         $30.745      01/19/10        $15,024,110      $23,923,384
                                350,000(5)       3.24%         $19.547      08/14/10        $11,144,001      $17,744,959
Robert G. Layne .........       100,000(6)       0.93%         $19.547      08/14/10        $ 3,184,000      $ 5,069,988
Richard T. Moskal........          --             --             --            --               --               --
J. Michael Kennedy.......       200,000(7)       1.85%         $40.719      01/31/10        $13,265,392      $21,122,920
                                250,000(7)       2.32%         $19.547      08/14/10        $ 7,960,001      $12,674,971


(1) Calculated based on options to purchase an aggregate of 10,788,600 shares of common stock granted to employees during the 2000 Fiscal Year. Under the terms of our 1999 Stock Plan, a committee designated by our board of directors to administer such Stock Plan retains the discretion, subject to certain limitations, within such Stock Plan, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such cancelled options.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant as determined by our board of directors.

(3) The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts in the table may not necessarily be achieved.

(4) Mr. Clough's employment by the Company ended in July 2001, and in connection therewith, these options have been cancelled.

(5) Mr. Clough's employment by the Company ended in July 2001. Prior to the end of his employment, Mr. Clough exercised his options to purchase 150,000 of these shares of our common stock, and Mr. Clough has one year from the date his employment ended to exercise his options to purchase the remaining 200,000 shares.

(6) Mr. Layne's employment by the Company ended in June 2001, and in connection therewith, these options have been cancelled.

(7) Mr. Kennedy's employment by the Company ended in June 2001, and in connection therewith, these options have been cancelled.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information, with respect to the Named Executive Officers, concerning the number and value of options exercised during the 2000 Fiscal Year and the value and number of unexercised options held as of the end of the 2000 Fiscal Year.


                                                                        NUMBER OF SECURITIES
                                                                             UNDERLYING
                                                                            UNEXERCISED           VALUE OF UNEXERCISED
                                          SHARES                             OPTIONS AT           IN-THE-MONEY OPTIONS
                                         ACQUIRED     VALUE REALIZED      FISCAL YEAR-END        AT FISCAL YEAR-END (2)
                 NAME                   ON EXERCISE       ($)(1)      EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
------------------------------------    -----------   --------------  -------------------------  ------------------------
Charles E. Johnson, Jr. (3).........        85,836         $972,951       899,164 / --               $14,524,494 / --
James P. Clough (4).................       150,000       $1,699,200       100,000 / 400,000                  --  / --
Robert G. Layne (5).................        75,000       $4,287,450       267,858 / 100,000           $2,283,225 / $714,500
                                            32,142       $1,826,726
Richard T. Moskal...................        25,000       $1,375,000       142,500 / 37,500            $1,923,750 / $506,250
                                            20,000         $303,750
J. Michael Kennedy (6)..............            --               --       116,000 / 334,000                   -- / --


(1) The Value Realized represents the product of the number of shares acquired upon exercise and the difference between the fair market value of our common stock on the exercise date minus the per-share exercise price of the option. For purposes of this calculation, the fair market value of our common stock on the exercise date is determined by using the last reported sale price of our common stock on the Nasdaq National Market on the exercise date.

(2) Assumes a per share fair market value equal to $17.50, the last reported sale price of our common stock on the Nasdaq National Market on December 29, 2000 (the last trading day prior to our fiscal year end on December 31, 2000), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

(3) Mr. Johnson is no longer employed by the Company. He exercised his options in December 2001.

(4) Mr. Clough's employment by the Company ended in July 2001, and in connection therewith, his options to purchase 300,000 of the 400,000 unexercisable shares were cancelled. An additional 100,000 options granted to Mr. Clough vested in 2001 prior to the termination of Mr. Clough's employment in July 2001.

(5) Mr. Layne is no longer employed by the Company, and in connection therewith his options have been cancelled.

(6) Mr. Kennedy's employment by the Company ended in June 2001, and in connection therewith his options to purchase the 116,000 exercisable shares and the 334,000 unexercisable shares were cancelled. Mr. Kennedy received options to purchase 85,000 shares during 2001 prior to termination of his employment in June 2001, all of which are fully vested and remain exercisable until June 2002.

             EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

                  We have entered into the following employment agreements with our executive officers listed in the Summary Compensation Table:


             OFFICER                       TERM                SALARY                     POSITION
-------------------------------     -----------------         --------        ------------------------------------
Charles E. Johnson, Jr. (1)....     May 1999-May 2001         $240,000        Chairman of the Board and Chief
                                                                              Executive Officer

James P. Clough (2)............     January 2000 to           $190,000        Senior Executive Vice President,
                                    January 2002                              Global Corporate Development, Senior
                                                                              Executive Vice President, Corporate
                                                                              Operations and Development and Chief
                                                                              Financial Officer

Robert G. Layne (3)............     May 1999 to May 2001      $150,000        Executive Vice President

Richard T. Moskal (4)..........     August 1999 to            $160,000        Senior Vice President and President
                                    August 2001                               of Hospitality Purchasing Systems,
                                                                              Inc.

J. Michael Kennedy (5).........     January 2000 to           $175,000        Chief Technical Officer and Senior
                                    January 2003                              Vice President, Operations


(1) In May 1999, we entered into an employment agreement with Mr. Johnson that provided for an annual salary of $240,000. Mr. Johnson's employment by the Company ended in May 2001. In December 2001, in exchange for a general release from Mr. Johnson, the Company entered into a separation agreement with Mr. Johnson pursuant to which the employment agreement was terminated and we agreed to (i) release Mr. Johnson from any obligation to repay a $2,000,000 retention bonus granted him in April 2001, (ii) issue an additional 530,512 options to Mr. Johnson in payment of employment compensation owed Mr. Johnson under his employment agreement and (iii) conditioned on Mr. Johnson's payment of an aggregate exercise price of approximately $1,660,000 for the exercise of his 889,164 existing stock options and 530,512 newly granted stock options, pay the sum of $1,660,000 and issue 2,500,000 shares of restricted stock to Mr. Johnson in satisfaction of Mr. Johnson's claims for reimbursement of business expenses incurred by Mr. Johnson on the Company's behalf.. Mr. Johnson exercised all such options and paid the entire exercise price in December 2001.

(2) In January 2000, we entered into an employment agreement with Mr. Clough that provided for an annual salary of $190,000 per year and options to purchase 300,000 shares of common stock. Mr. Clough's employment by the Company ended in July 2001, and in connection therewith we entered into a separation agreement with Mr. Clough pursuant to which the employment agreement was terminated, we paid Mr. Clough a severance payment of $380,000 and 300,000 of his options were cancelled.

(3) In May 1999, we entered into an employment agreement with Mr. Layne that provided for an annual salary of $120,000, options to purchase shares of common stock and a discretionary bonus determined by the Compensation Committee. Mr. Layne's salary was changed to $150,000 effective March 2000. Mr. Layne's employment by the Company ended in June 2001. In December 2001, in exchange for a general release from Mr. Layne, the Company entered into a separation agreement with Mr. Layne pursuant to which the employment agreement was terminated and we agreed to (i) release Mr. Layne from any obligation to repay a $200,000 retention bonus granted him in April 2001, and (ii) release Mr. Layne from any obligation to repay a $100,000 loan given him by the Company in April 2001.

(4) In January 1999, we entered into an employment agreement with Mr. Moskal that provided for an annual salary of $160,000 and a signing bonus of $25,000. Mr. Moskal's employment agreement expired in August 2001.

(5) In January 2000, we entered into an employment agreement with Mr. Kennedy that provided for a salary at an annualized rate of $100,000 for the first sixty days of his employment and a rate of $175,000 per year thereafter, in addition to options to purchase 200,000 shares of common stock and a discretionary bonus as determined by the Compensation Committee. Mr. Kennedy's employment by the Company ended in June 2001, and in connection therewith we entered into an agreement with Mr. Kennedy pursuant to which the employment agreement was terminated, the option to purchase 200,000 shares of our common stock was cancelled and we agreed to pay Mr. Kennedy severance payments of $250,000, a portion of which we paid after execution of the agreement and the remainder of which we agreed to pay over a ten (10) month period. In October 2001 we ceased making payments to Mr. Kennedy and are currently in negotiations relating to such cessation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our Compensation Committee currently consists of James T. Schraith and W. Donald Bell. John G. Chiles, a former member of the Compensation Committee, resigned from the board of directors and the Compensation Committee effective November 8, 2001; David I. Fuente, a former member of the Compensation Committee, resigned from the board of directors and the Compensation Committee effective September 11, 2000; and J. Terrance Lanni, another former member of the Compensation Committee, resigned from the board of directors and the Compensation Committee effective May 31, 2000. No member of the Compensation Committee has been an officer or employee of ours at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

                          COMPENSATION COMMITTEE REPORT

REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

         In 2000, the Compensation Committee (the "Committee") of PurchasePro's board of directors consisted of Mr. Chiles, a member of the board of directors who resigned effective November 8, 2001, Mr. Fuente, a member of the board of directors who resigned effective September 11, 2000 and Mr. Lanni, a member of the board of directors who resigned effective May 31, 2000, none of whom was an employee or former employee of PurchasePro or its subsidiary during 2000. The Committee has overall responsibility for PurchasePro's executive compensation policies and practices. The Committee's functions include:

         -        evaluating management's performance,
         -        determining the compensation of the Chief Executive Officer,
         - reviewing and approving all executive officers' compensation, including salary and bonuses, and
         - establishing and administering compensation plans including granting awards under the Company's stock option and other plans to its employees.

         The Committee has provided the following report on the compensation policies of PurchasePro as they apply to the executive officers, including the Chief Executive Officer, and the relationship of PurchasePro's performance to executive compensation.

OVERVIEW OF COMPENSATION POLICIES

         The Company's compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee implemented a compensation program that is comprised of the following principal elements:

         -        base salary;
         -        cash incentives (such as discretionary bonuses);
         -        equity incentives (such as stock awards); and
         -        benefits.

         When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the Committee considers the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data from independent compensation consultants concerning the compensation paid to officers at such companies. The Committee generally sets the compensation of the officers at levels that are competitive with the Company's competitors. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the Chief Executive Officer.

THE IMPORTANCE OF OWNERSHIP

         A fundamental tenet of PurchasePro's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders, tying management's compensation to the success of PurchasePro in a meaningful way. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of PurchasePro and its subsidiaries. As of December 31, 2000, the current directors and executive officers of PurchasePro did not own any shares but had the right to acquire an aggregate of approximately 1,200,000 shares upon the exercise of employee stock options exercisable on or before October 30, 2001. Of the options exercised, none of the shares are subject to repurchase by PurchasePro in the event of a termination.

FISCAL 2000 EXECUTIVE OFFICER COMPENSATION PROGRAM

         The components of the executive compensation program are described below:

         BASE SALARY--PurchasePro believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by companies engaged in the e-commerce industry. In addition, the Committee evaluates the specific job functions and past performance of individual officers.

         BONUS PROGRAM--PurchasePro does not maintain a formal cash incentive bonus program to reward executive officers for attaining defined performance goals. However, discretionary bonuses are based primarily on individual performance and are paid annually.

         STOCK OPTION GRANTS--In 2000, the Committee granted an aggregate of 6,472,610 stock options under the 1999 Stock Plan to PurchasePro's executive officers. The Committee determined the number of options granted to executive officers primarily by evaluating each officer's:

         -        respective job responsibilities;
         -        past performance;
         -        expected future contributions;
         -        existing stock and unvested option holdings;
         - potential reward to the executive officer if the stock price appreciates in the public market; and
         -        management tier classification.

         Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

         BENEFITS--In 2000, the Company offered benefits to its executive officers that were substantially the same as those offered to all of PurchasePro's regular employees.

         In October 1999, PurchasePro established a tax-qualified deferred compensation plan, known as the PurchasePro.com, Inc. 401(k) Plan, covering all of PurchasePro's eligible full-time employees. Under the 401(k) Plan, participants currently may elect to contribute, through salary contributions, up to 20% of their annual compensation, subject to a statutory maximum. Effective April 1, 2000, PurchasePro began providing additional matching contributions under the 401(k) Plan, according to Plan specifications which provide that PurchasePro will match fifty percent (50%) of the first six percent (6%) of each employee's contributions. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by PurchasePro to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by PurchasePro are deductible by PurchasePro when made.

         CHIEF EXECUTIVE OFFICER'S COMPENSATION--In 2000, Charles Johnson, Jr. served as the Company's Chief Executive Officer and Chairman of the board of directors.

         In 2000, Mr. Johnson voluntarily elected not to be paid any salary for the year, notwithstanding that his employment contract otherwise provided for an annual salary of $240,000. Mr. Johnson was not granted any options to purchase common stock in 2000.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION AND POLICY ON DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted under the 1998 Stock Option and Incentive Plan and the 1999 Stock Plan with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the 1998 Stock Option and Incentive Plan and the 1999 Stock Plan would remain deductible by the Company without limitation under Code Section 162(m).

CONCLUSION

         All aspects of PurchasePro's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor PurchasePro's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with PurchasePro's annual and long-term strategic objectives.

                           Members of the 2000 Compensation Committee
                           John G. Chiles (resigned effective November 8, 2001)

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of PurchasePro's common stock with the Nasdaq Composite Index (U.S. and Foreign), and the Dow Jones Internet Index. The graph assumes that $100 was invested in PurchasePro's common stock (at a split-adjusted initial public offering price of $4.00 per share), securities comprising the Nasdaq Composite Index and the securities comprising the Dow Jones Internet Index. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.


                         9/14/99   9/30/99   12/31/99  3/31/00   6/30/00  9/30/00   12/31/00  3/31/01   6/30/01   9/30/01
                         -------   -------   --------  -------   -------  -------   --------  -------   -------   -------
PurchasePro.com, Inc.      $100      $290    $1,719      $906      $513    $1,098      $438      $181       $37       $14
Nasdaq Composite           $100       $96      $142      $159      $138      $128       $86       $64       $75       $52
Dow Jones Internet         $100      $105      $179      $172      $129      $128       $61       $31       $38       $17
Index


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following section sets forth certain relationships and related transactions with our executive officers, directors and 5% of greater stockholders as of December 19, 2001.

TRANSACTIONS WITH AOL

In March 2000, we entered into a series of agreements with America Online, Inc. ("AOL") to co-develop a new generation of our marketplace technology and to co-develop and market a co-branded marketplace. We agreed to pay AOL $70.0 million, including $25.0 million initially and the remainder over the life of the agreements. We made payments of $40.7 million through December 31, 2000, and $49.0 million in total, in connection with these obligations. In September 2001, we entered into a Mutual Release and Termination Agreement with AOL, terminating the majority of each party's obligations under the March 2000 agreements, including our remaining payment obligations, and certain other agreements with AOL, and AOL paid us $1.5 million and retained the right to use our software for the Netscape Netbusiness Marketplace.

In connection with the March 2000 transactions, we also issued to AOL warrants to purchase up to 4,000,000 shares of our common stock at an exercise price equal to fair market value on the date of issuance. The warrants vested as follows: (i) 1,000,000 warrants vested immediately and
(ii) 3,000,000 warrants vested as we receive revenue under the terms of the agreement. In November 2000, we entered into an amended and restated warrant agreement with AOL, pursuant to which the exercise price for the performance-based warrants was reduced to $0.01 per share, and AOL was allowed to earn vesting for referring customers licensing our software at an agreed-upon formula. For the quarter ended December 31, 2000, AOL earned warrants to purchase 1,800,000 shares under the amended warrant, and in January 2001, AOL exercised its right to purchase such shares. AOL earned vesting on the remaining performance-based warrants and exercised its right to purchase those shares in 2001. AOL may exercise and purchase an additional 1,000,000 shares under the remaining portion of the warrant at an exercise price of $63.26 until March 2003.

TRANSACTIONS WITH GATEWAY

In September 2000, we entered into agreements with Gateway Companies, Inc. pursuant to which we acquired computer hardware and training and marketing services from Gateway. The services are required to be rendered during a two-year period, and the aggregate contractual value of the services must be at least $40 million. In addition, Gateway agreed to acquire three marketplace software licenses from us for approximately $3.3 million. We also issued Gateway warrants three separate warrants to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $29.75 per share. Two of the three warrants expired in September 2001, and the remaining warrant for 1,000,000 shares may vest and become exercisable until March 2002 based on revenue generated from the operation of marketplaces established with the software licenses Gateway purchased from us. At the time we entered these agreements, Mr. Bradley, our Chairman, was Executive Vice President of Gateway.

EMPLOYMENT, SEVERENCE AND CHANGE OF CONTROL AGREEMENTS

We are currently a party to employment agreements with the following executive officers: Richard L. Clemmer, Christopher J. Benyo, Scott E. Wiegand, and H. Matthew Yost.

Under his employment agreement, Mr. Clemmer received an initial bonus of $1,100,000 in May 2001 and a loan of $1,316,055.28 which was forgiven in June 2001 upon being named Chief Executive Officer. In addition, Mr. Clemmer receives a base salary of $500,000 per year and an annual guaranteed bonus of $200,000 per year, a performance-based bonus of up to $1,000,000 per year, along with certain other benefits such as relocation expenses, payment of transition costs associated with Mr. Clemmer's ownership of other residences, first-class travel between Mr. Clemmer's residences, and a $3,000,000 life insurance policy. Mr. Clemmer's agreement remains in effect until terminated in accordance with the provisions of the agreement.

Messrs. Benyo, Wiegand and Yost each receive a base salary of $250,000 per year. Mr. Benyo's employment agreement expires in March 2002, Mr. Wiegand's employment agreement expires in January 2004, and Mr. Yost's employment agreement expires in January 2002. In April 2001, the Company paid a $100,000 retention bonus to each of Messrs. Benyo, Wiegand and Yost. Under the terms of these bonus grants, the executive must pay back to the Company a pro-rated portion of the bonus in the event the executive leaves prior to April 2002.

OPTIONS

See "Executive Compensation" for information regarding option grants made to and option exercises made by our directors and named executive officers in the fiscal year ended December 31, 2000.

INDEMNIFICATION AGREEMENTS

In addition to the indemnification provisions contained in the Company's Articles of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These indemnification agreements will require us to indemnify our officers and directors to the fullest extent permitted by Nevada law.

We believe that the foregoing transactions were in our best interests. It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates will be entered into only if such transactions are approved by a majority of our disinterested, independent directors, are on terms no less favorable to PurchasePro than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% beneficial stockholders are required by SEC regulation to furnish our company with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to our company, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial stockholders were met in a timely manner during the period from January 1, 2000 through December 31, 2000.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Under certain circumstances, if a stockholder wishes to have a stockholder proposal included in our 2002 proxy statement for our annual meeting, the stockholder must give timely notice of the proposal in writing to Secretary of PurchasePro.com, Inc. at 7710 West Cheyenne Avenue, Las Vegas, NV 89129. Under the present rules of the SEC, because the date for the 2002 annual meeting of stockholders will be more than 30 days earlier than February 11, 2003 (we expect the 2002 annual meeting to occur on or about July 19, 2002), the deadline for stockholders to submit proposals to be considered for inclusion in the Company's proxy statement for the 2002 annual meeting of stockholders will be February 21, 2002. Any proposal received at the Company's executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy for the 2002 annual meeting.

         In addition, the proxy solicited by the board of directors for the year 2002 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before March 21, 2002.

                                  ANNUAL REPORT

         A copy of the Annual Report on Form 10-K of the Company for the 2000 Fiscal Year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the 2001 annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                    FORM 10-K

         The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on April 2, 2001, as amended on April 30, 2001 and December 31, 2001. A copy of these reports will be provided without charge to any stockholder upon request. Requests should be directed to Vice President, Investor Relations, PurchasePro.com, Inc., 7710 West Cheyenne Avenue, Las Vegas, NV 89129. In addition, copies of our Forms 10-Q for all of our fiscal quarters are available online on the Securities and Exchaneg Commission's EDGAR database, which is accessible through the Securities and Exchange Commission's website at www.sec.gov.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT, THE AUDIT COMMITTEE REPORT, AUDIT COMMITTEE CHARTER, REFERENCE TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS AND STOCK PRICE PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

                                            By Order of the board of directors.

                                            /s/ Scott E. Wiegand
                                            --------------------
                                            Scott E. Wiegand,
                                            Secretary

January 4, 2002

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                              PURCHASEPRO.COM, INC.
1.       AUDIT COMMITTEE CHARTER

There shall be an Audit Committee (the Committee), consisting of at least three outside Directors. Each member of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers.

         A.       General Responsibilities

In carrying out its responsibilities, the Committee will:

1. Maintain open communications with the independent accountants, management and the Board of Directors.

2. Report Committee actions to the full Board of Directors and make appropriate recommendations.

3. In its discretion, conduct or authorize investigations into maters within its scope of responsibility, and if the Committee deems appropriate, retain independent counsel, accountants or other experts to assist in the conduct of any such investigations.

4. Meet at least four times each year, or more frequently as circumstances require. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee should develop in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

5. Prepare all reports, including the report required by the Securities and Exchange Commission to be included in the Company's annual Proxy Statement and take any other actions required of the Committee by law, applicable regulations, or as requested by the Board of Directors.

6. Meet with the Company's independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

7.       Review and reassess the adequacy of the Committee's Charter annually.

8. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountants.

9. Review periodically with the general counsel, or outside general counsel, any legal and regulatory matters that may have a material effect on the Company's financial statements, operations, compliance policies and programs.

10. Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

11.      Review the Company's process for compliance with laws and regulations.

12.      Review and assess conflicts of interests and related party matters.

13. Review the adequacy of the Company's financial and accounting policies and disclosures and approve charges therein.

14. Discuss the effects of significant events, transactions and changes in accounting estimates which were considered by the independent accountants in performing the quarterly reviews and any impact of the quality of financial reporting.

15. Discuss the auditors' judgement about the quality, not just the acceptability of the application of accounting principals used and significant judgements affecting the financial statements.

16. Review recommendations noted in the public accountants' management letter and management's response to such recommendations.

17. Appraise Company policies and procedures to prevent unauthorized use of Company's funds, property or authorization.

         B. Responsibilities Regarding the Engagement of the Independent Accountants

1. Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Committee will also review and approve fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2. Review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

3. Ensure the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants; and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

C. Responsibilities for Reviewing the Annual External Audit and the Review of Financial Statements


The Committee will:

1. Request the independent accountants to confirm that they are accountable to the Board of Directors and the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

2. Review with management significant risks and exposures identified by management and management's steps to minimize them.

3. Review the scope of the external audits with the independent accountants.

4.       Review with management and the independent accountants:

         a. The Company's internal controls, including computerized information system controls and security.

         b. Any significant findings and recommendations made by the independent accountants.

5. After the completion of the annual audit examination, review with management and the independent accountants:

         a. The Company's annual financial statements and related footnotes.

         b. The independent accountants audit of and report on the financial statements.

         c. The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

         d. Any significant difficulties or disputes with management encountered during the course of the audit.

         e. Any other matters about the audit procedures or findings that Generally Accepted Auditing Standards (GAAS) require the auditors to discuss with the Committee.

                              PURCHASEPRO.COM, INC.


                                      PROXY


             2001 annual meeting of Stockholders, February 11, 2002


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


                              PURCHASEPRO.COM, INC.


         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2001 annual meeting of Stockholders to be held February 11, 2002 and the Proxy Statement and appoints Richard L. Clemmer and Scott E. Wiegand, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of PurchasePro.com, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2001 annual meeting of Stockholders of the Company to be held at the Corporate Headquarters of PurchasePro.com, Inc., 7710 West Cheyenne Avenue, Las Vegas, NV 89129 on February 11, 2002 at 9:00 a.m. Pacific Daylight Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein.

        1. To elect directors to serve for a three-year term ending in the year 2004 or until their successors are duly elected;





                                                                              WITHHOLD
                                                                              AUTHORITY
                                                       FOR                    TO VOTE
                    W. Donald Bell                     |_|                    |_|

                    James T. Schraith                  |_|                    |_|

        2.          FOR        AGAINST     ABSTAIN     To ratify the appointment of Grant Thornton LLP as independent auditors
                    |_|        |_|         |_|         of the Company for the fiscal year ending December 31, 2001.
        3.          FOR        AGAINST     ABSTAIN     In accordance with the discretion of the proxy holders, to act upon all
                    |_|        |_|         |_|         matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.



         The Board of Directors recommends a vote FOR the directors listed above and a vote FOR Proposal 2. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE, FOR PROPOSAL 2, AND IN ACCORDANCE WITH ITEM 3.

        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
                                        ----------------------------------------
                                       (Print name(s) exactly as on certificate)
        Please sign your
        name:                               Date:
             ------------------------------      -------------------------------
               (Authorized Signature(s))